Exhibit 99.1

Arden Group, Inc.

CONTACT:	David M. Oliver
Chief Financial Officer

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE

	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Announces

Quarterly Dividend

LOS ANGELES, CA  August 18, 2003—Arden Group, Inc. announced today that its Board of Directors has established a regular quarterly dividend of 25 cents per share of Class A Common Stock and 22.5 cents per share of Class B Common Stock.  The first quarterly dividend is payable on October 15, 2003 to stockholders of record as of the close of business on September 22, 2003.  As of June 28, 2003 there were 2,016,923 Class A shares and 1,363,584 Class B shares outstanding.

Arden Group, Inc. is the parent company of Gelson’s Markets which operates 18 supermarkets in Southern California.

Post Office Box 512256, Los Angeles, California 90051-0256        (310) 638-2842

2020 South Central Avenue, Compton, California 90220               FAX: (310) 631-0950